UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Mexican Restaurants, Inc.

(Name of Registrant as Specified in Its Charter)

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MEXICAN RESTAURANTS, INC.

12000 Aerospace Ave, Suite 400
Houston, Texas 77034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Mexican Restaurants, Inc.,  a Texas corporation (the “Company”), at the Company’s Corporate Office located at 12000 Aerospace Ave., Suite 400, Houston, Texas  77034 on Tuesday, May 25, 2010 at 10:00 a.m., Houston, Texas time, for the following purposes:

1.
To approve an amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Board of Directors and approval of any adjournment, if necessary, of the Annual Meeting to implement the amendment prior to voting for the election of directors; and

2.	Assuming the passage of item number one, four directors, each to serve for a term of one year, or until their respective successors shall have been duly elected and shall have qualified; and

3.	To transact such other business as may properly come before the meeting.

        The Board of Directors has chosen the close of business on April 6, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Any shareholder of record as of the close of business on the Record Date attending the meeting may vote in person even if he or she previously returned a proxy.  Each outstanding share of the Company’s Common Stock entitles the holder to one vote.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

By Order of the Board of Directors,

Louis P. Neeb
Chairman of the Board

April 30, 2010

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.  EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

MEXICAN RESTAURANTS, INC.
12000 Aerospace Ave, Suite 400
Houston, Texas 77034

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2010

This proxy statement and the accompanying form of proxy are being furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Mexican Restaurants, Inc., a Texas corporation (the “Company”), for use at the Company’s 2010 Annual Meeting of Shareholders, to be held on Tuesday, May 25, 2010 at 10:00 a.m., Houston, Texas time, at the Company’s Corporate Office located at 12000 Aerospace Ave., Suite 400, Houston, Texas 77034 (the “Annual Meeting”), and at any adjournment, continuation or postponement thereof.  The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, together with the Company’s Annual Report to Shareholders for the year ended January 3, 2010, are first being sent to shareholders on or about May 5, 2010.

At the Annual Meeting, the Company’s shareholders will be asked to approve an amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Board of Directors and any adjournment, if necessary, of the Annual Meeting to implement the amendment prior to voting for the election of directors; to consider and vote upon the election of four directors; and any other business as may properly come before the annual meeting.

Solicitation

The solicitation of proxies is made by and on behalf of the Board.  The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners.   In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or other electronic means, telecopy or in person.  Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

Record Date, Outstanding Shares and Voting Rights

The close of business on April 6, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  On the Record Date, the Company had outstanding 3,413,099 shares of Common Stock, $0.01 par value (“Common Stock”), each of which will be entitled to one vote.

In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote on the Record Date must be present.  Abstentions and proxies returned by brokerage firms for which no voting instructions (“broker non-votes”) have been received from their principals will be counted for the purpose of determining whether a quorum is present, in person or by proxy.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting.  A plurality of the votes cast is required for the election of directors.  This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shareholders do not have the right to cumulate votes in the election of directors. In other words, the Company’s shareholders may not multiply the number of shares they own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as they see fit.  Broker non-votes have no effect on the outcome of the election. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present.  A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted “FOR” the proposed amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Company’s Board of Directors and any adjournment, if necessary, to implement the amendment prior to voting for directors, and “FOR” the election of the four director nominees.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation. Therefore, broker non-votes have no effect on the outcome of the vote with respect to these matters.

The presence of a shareholder at the meeting will not operate to revoke his proxy.  A proxy may be revoked at any time insofar as it has not been exercised by giving written notice of revocation to the Company, executing and returning a proxy with a later date, or by attending the Annual Meeting and voting in person.

If any other matters come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their best judgment.  The Board does not know of any matters other than as described below that will be presented for action at the meeting, and none of the members of the Board have informed the Company in writing that they intend to oppose any action intended to be taken by the Company.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.  THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

The executive offices of the Company are located at, and the mailing address of the Company is, 12000 Aerospace Ave, Suite 400, Houston, Texas  77034.

Security Ownership of Principal Shareholders, Directors, Director Nominees and Executive Officers

The Company’s only outstanding class of equity securities is its Common Stock.  The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 6, 2010 by each person known to the Company to own beneficially more than 5% of the Company’s Common Stock, each director, each director nominee, each executive officer and all executive officers and directors as a group.  At the close of business on April 6, 2010 there were 3,413,099 shares of the Company’s Common Stock outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
Michael D. Domec (3)(7)	1,506,969	43.09%
Larry N. Forehand and Forehand Family Partnership, Ltd. (3)(4)	462,657	13.50%
Cross River Capital Management LLC (5)	334,947	9.80%
Louis P. Neeb (3)(6)	135,146	3.90%
Andrew J. Dennard (3)(9)	93,100	2.70%
Curt Glowacki (3)(12)	79,500	2.30%
Loic M. Porry (3)(10)	72,000	2.10%
Joseph J. Fitzsimmons (3)(11)	22,426	* %
Thomas E. Martin (3)(8)	22,000	* %
Lloyd Fritzmeier (3)	2,000	* %
Michael G. Huss	0	-
Darrin Straughan	0	-
All executive officers and directors and director nominees as a group (eleven persons) (13)	2,395,798	64.39%

*  Less than 1%

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes not only shares held directly or indirectly by the person or group but also shares that the person or group has the right to acquire within 60 days of the Record Date pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.  Beneficial ownership information is based on the most recent Form 3, 4 and 5 and 13D and 13G filings with the Securities and Exchange Commission (the “SEC”) and reports made directly to the Company.  Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
The percentages indicated are based on 3,413,099 shares of Common Stock outstanding on April 6, 2010.  Shares of Common Stock subject to options exercisable within 60 days after April 6, 2010 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)	The business address is 12000 Aerospace Ave., Suite 400, Houston, Texas 77034.
(4)
Includes 377,447 shares held directly by Mr. Forehand and 85,210 held by Forehand Family Partnership, Ltd., a limited partnership of which Mr. Forehand is the sole managing general partner and of which Mr. Forehand and his spouse are the sole limited partners.

(5)
Based on the Schedule 13G filed on February 16, 2010 by Cross River Capital Management with the SEC, Cross River Capital Management LLC has sole voting and sole dispositive power over 334,947 shares of Common Stock.

(6)
Includes 35,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.  Mr. Neeb’s term as a director will end at the Annual Meeting.  After Mr. Neeb’s current board term ends, the Company plans to name him Chairman Emeritus of the Company, and Mr. Neeb will receive Chairman compensation for one year.

(7)	Includes 17,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(8)	Includes 11,500 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(9)	Includes 65,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(10)	Includes 55,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(11)	Includes 17,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(12)	Includes 15,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(13)	Includes an aggregate of 215,500 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

Equity Compensation Plan Information

The following table provides information regarding Common Stock authorized for issuance under the Company’s equity compensation plans as of January 3, 2010; the amounts set out in the table do not include any adjustment for risk of forfeiture:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and Restricted Stock Shares (1)	(b) Weighted-Average Exercise Price of Outstanding Stock Options (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category
Equity Compensation Plans Approved by Shareholders	312,500	$10.70	59,500
Equity Compensation Plans Not Approved by Shareholders	99,750	$ 3.09	0
Total	412,250	$ 8.17	59,500
__________

(1)	Shares of Common Stock are reserved for issuance under outstanding option grants.

(2)	Grants of restricted stock are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

APPROVAL OF AN AMENDMENT TO THE
MEXICAN RESTAURANTS, INC.
ARTICLES OF INCORPORATION
TO ELIMINATE THE CLASSIFIED BOARD
STRUCTURE AND APPROVAL OF AN ADJOURNMENT, IF NECESSARY,
OF THE ANNUAL MEETING TO IMPLEMENT THE AMENDMENT

(Proposal 1)

The Board of Directors is seeking shareholder approval of an amendment to the Company’s Articles of Incorporation to declassify the Board and provide for the annual election of all directors, and approval of an adjournment of the Annual Meeting, to the extent deemed necessary by the Board, to implement the amendment, as described below.

Current Classified Board Structure.  Article Seven of the Company’s current Articles of Incorporation, as amended, divides the Company’s directors into three classes, with members of each class serving three-year terms of office.  Consequently, at any given Annual Meeting of Shareholders, the shareholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board.

Proposed Declassification of the Board.  On April 14, 2010, the Board of Directors voted to approve, and to recommend that the shareholders approve at this Annual Meeting, an amendment to the Company’s Articles of Incorporation that would eliminate the Board’s classified structure and provide for the annual election of all directors.  If the Company’s shareholders approve the proposed amendment, then we will close the polls and briefly adjourn the Annual Meeting following the vote on the proposal in order to effect the filing of Articles of Amendment with the Secretary of State of the State of Texas, as the amendment will not become legally effective until the Company has so filed the Articles of Amendment.    Following the filing of the Articles of Amendment, we intend to reconvene the Annual Meeting for the shareholders to vote on Proposal 2, the election of directors.  At that reconvened meeting, if the amendment has been approved and implemented, the four Class II director nominees will each be elected to a one-year term.  We contemplate that the reconvened meeting will be at the same location and on the same business day; however, it will not be necessary for shareholders to appear at the reconvened meeting in person to vote their shares and it will not be necessary for shareholders to submit a separate proxy so long as they have submitted a valid proxy or written ballot at the Annual Meeting.  If the shareholders do not approve the amendment, then the Annual Meeting will continue without an adjournment and the four Class II director nominees will be elected to three-year terms to serve until the 2013 Annual Meeting of Shareholders.

Directors who have been elected to three-year terms prior to the effectiveness of the amendment will complete those terms. Going forward, after the amendment directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meting.  Thus, if the amendment is approved and implemented, beginning with the 2012 Annual Meeting of Shareholders the entire Board will be elected annually.

Rationale for Declassification.  The Board is committed to good corporate governance at the Company.  Accordingly, in determining whether to propose declassification as described above, the Board carefully reviewed the various arguments for and against a classified board of directors structure.

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics.  The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to shareholders, since such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.  The Board also believes that implementing annual elections for all directors would support the Company’s ongoing effort to adopt “best practices” in corporate governance.

In view of the considerations described above, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to eliminate the classified Board structure as proposed.

Text and Legal Effectiveness of Proposed Amendments.  Approval of this proposal will cause Article Seven of the Company’s Articles of Incorporation to be amended and restated in its entirety.  A copy of Article Seven as it is proposed to be amended and restated is attached to this proxy statement as Appendix A.

Under Texas law, if the shareholders approve the amendments, the amendments will not become legally effective until the Company files articles of amendment with the Secretary of State of the State of Texas, which we intend to do immediately following the vote and approval of the amendment in Proposal 1 at the Annual Meeting.

Vote Requirement.  The affirmative vote of a two-thirds of the outstanding shares entitled to vote on the proposal at the Annual Meeting is required for approval of the amendment to eliminate the Board’s classified structure.  Proxies solicited by the Board will be voted “FOR” approval of the amendment unless a shareholder specifies otherwise.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE MEXICAN RESTAURANTS, INC. ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE AND APPROVAL OF AN ADJOURNMENT, IF NECESSARY, OF THE ANNUAL MEETING TO IMPLEMENT THE AMENDMENT.

ELECTION OF DIRECTORS

(Proposal 2)

        The Company’s Articles of Incorporation currently provide for the Board to be divided into three approximately equal classes, designated as Class I, Class II and Class III, with staggered terms of three years.  As described above under Proposal 1, proposal before the shareholders will seek approval for declassification of the Board.  Provided this proposal is approved and the amendment to the Company’s Articles of Incorporation is implemented as described above in Proposal 1, the directors elected at this year’s meeting will be elected to one year terms.  Current Directors with terms ending after this year will continue their respective terms until their normal expirations.  Thereafter, they will be eligible for election to new one year terms.  The persons listed on the table below have been nominated by the Board of Directors for election as directors at our May shareholder meeting.  Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below.  If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board may propose.  As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

NOMINEES FOR ELECTION AT THE 2010 ANNUAL MEETING

Name	Age	Director Since	Present Term Expires

Michael D. Domec	64	1995	2010
Curt Glowacki	57	2000	2010
Michael G. Huss	59
Darrin Straughan	49

Michael D. Domec has served as President of Magnum Development, Inc., a residential real estate development company, since 1991.  From June 1996 to December 2000 he was President of Olé Restaurants, Inc., a franchisee of the Company.  From December 1977 until April 1996, Mr. Domec was Vice President of Casa Olé Franchise Services, Inc. and the majority owner of seven Casa Olé restaurants.

Curt Glowacki is currently serving as President and Chief Executive Officer of the Company effective from April 4, 2007.  Formerly he was President of the Outback Steakhouse brand for OSI Restaurant Partners Inc. from December 2006 through March 2007, during which time he continued to serve as a member of the Board of Directors of the Company.  Mr. Glowacki served as President, Chief Executive Officer and Chief Operating Officer of the Company from August 1997 to December 15, 2006, as President since May 1998, and as Chief Executive Officer since May 2000.  From May 1994 to August 1997, he served as Senior Vice President of Operations of Monterey’s Acquisition Corp., which was acquired by the Company in July 1997.  From June 1989 to May 1994, he served as Vice President and Director of Operations for Monterey’s Tex-Mex Café, a subsidiary of CEC Entertainment, Inc.  Previously, Mr. Glowacki’s experience included 12 years with Steak & Ale Restaurants, where he held various operating positions.

Michael G. Huss has held various positions in the banking industry in the Houston, TX area since 1978. Positions held range from being President of an MBank facility to accounting and operations manager of a small independent bank.  Mr. Huss is currently a Senior Vice President with Patriot Bank and has been Manager of its Clear Lake City branch since 2007.  From 1997 to 2007, he was a Senior Vice President at Sterling Bank where he served as Senior Loan Officer.  Prior to Sterling Bank, he was Vice President of Comerica Bank from 1991 to 1997.   Mr. Huss began his banking career with Gulf Freeway National bank in 1978 where he remained through multiple mergers until 1991, and ended his tenure at such time as Vice President of a Bank One location.

Darrin Straughan is currently President of James Coney Island, Inc., a position he has held since September 1993.  James Coney Island owns and operates 21 restaurants in the Greater Houston Area.  From February 1987 to September 1993 he served as Vice-President of Marketing for Kettle Restaurants, Inc.  From February 1986 to February 1987 he was Controller of Texas Tumbleweed, Inc.   Mr. Straughan served as a Staff Auditor at Arthur Andersen & Company from May 1984 to February 1986, where his practice specialized in hospitality clients.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE 2010 ANNUAL MEETING

Information regarding the directors continuing in office is provided below.

Name	Age	Director Since	Present Term Expires

Joseph J. Fitzsimmons (Class III)	62	1996	2011
Lloyd Fritzmeier (Class III)	65	2007	2011
Larry N. Forehand (Class I)	65	1995	2012
Thomas E. Martin (Class I)	67	2002	2012

Joseph J. Fitzsimmons is currently a consultant.  He served as Executive Vice President and Chief Financial Officer at Wendy’s International, Inc. from April 2007 to October 2008, and as Senior Vice President of Finance and Treasurer of Wal-Mart Stores, Inc. from November 1995 to January 2007.  From September 1994 to November 1995, Mr. Fitzsimmons served as Vice President of Finance of Wal-Mart Stores, Inc.  From November 1993 to September 1994, Mr. Fitzsimmons served as Senior Vice President and as a securities analyst for Rauscher Pierce Refsnes, Inc. From January 1993 to November 1993, Mr. Fitzsimmons served as Senior Vice President and Chief Financial Officer of S&A Restaurant Corp. From August 1985 to January 1993, Mr. Fitzsimmons served as Senior Vice President, Director and Chief Financial Officer of National Pizza Company.

Mr. Fritzmeier is currently President of The Starfish Partnership, a firm that specializes in executive coaching for chief executive officers and their teams, leadership development, team-building and strategic planning.  Through 2004, he was Chief Operating Officer of Garden Fresh Restaurant Group, the parent of Souplantation and Sweet Tomatoes.  Prior to Garden Fresh, from 1991-2002, Mr. Fritzmeier was CEO/President of the Arby’s Franchise Association, which was responsible for marketing the brand in 3,200 restaurants nationally.  Prior to Arby’s, he had operating responsibility with ITT Continental Baking and Nabisco Brands, and senior agency experience at J. Walter Thompson, Henderson Advertising, and Marketing Corporation of America on national brands for Quaker Oats, Lipton, Ralston-Purina, Planters, Hostess, and the Sara Lee Meats Group.

Larry N. Forehand is the founder of the Company and has served as Vice Chairman of the Company's Board since October 1995 and as Franchise Director from September 1997 to July 2007.  From December 1973 to March 1995, Mr. Forehand served as President of the Company.  In 1996-1997, Mr. Forehand served as the President of the Texas Restaurant Association, a state trade association for the restaurant industry.

Thomas E. Martin is the Chairman of the Board of Best Friends Pet Care, Inc., a private animal boarding company, and he has held this position since April 1999.  He was also Chief Executive Officer of that company from April 1999 until December 2001.  Since January 1997, Mr. Martin has also been a self-employed financial consultant.  From February 1990 through March 1997, Mr. Martin held various positions with the Elsinore Corporation, a gaming company, including President from January 1993 to May 1996 and Chief Executive Officer from May 1995 to August 1996.  Mr. Martin is also a past member of the Board of Directors for Ramada, Inc. where he was an Executive Vice President, and President of its Marie Callender restaurant chain.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

Set forth below is the name, age, current positions with the Company, the principal occupation during the past five years, and the year of becoming an executive officer of the Company for the executive officers who are not directors of the Company.

Andrew J. Dennard, age 51, has served as Executive Vice President, Chief Financial Officer and Treasurer since May 2004.  From September 1998 to May 2004, Mr. Dennard served as Senior Vice President, Chief Financial Officer and Treasurer of the Company.  From July 1997 to September 1998, Mr. Dennard served as Vice President, Controller and Treasurer of the Company.  From September 1994 to July 1997, he served as Vice President of Finance for Monterey’s Acquisition Corp.   From July 1989 to September 1994, Mr. Dennard held various positions with Rosewood Property Company.  Previously, he served as an auditor with KPMG LLP.  Mr. Dennard’s early career was on the operations side of the restaurant industry, working for five years with Steak & Ale Restaurants and four years with Houston’s Restaurants.

Loic M. Porry, age 57, is Chief Operating Officer of the Company, a position he has held since December 2006.  Mr. Porry has served more than 15 years with the Company and its predecessors including operations roles with Monterey’s, Tortugas and Casa Olé concepts.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Introduction

The mission of the Board is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s shareholders, while considering and appropriately balancing the interests of other stakeholders and constituencies.

On February 17, 2010, Cara Denver resigned from her position as a director of Mexican Restaurants, Inc. effective immediately. On April 2, 2010 Lou Neeb informed the Company that he would not stand for re-election as a director at this year’s Annual Meeting.  After Mr. Neeb’s current board term ends, the Company plans to name him Chairman Emeritus of the Company.

As described above, proposal before the shareholders will seek approval for declassification of the board.  Provided this proposal is approved and implemented, the directors elected at this year’s Annual Meeting will be elected to one year terms.  Directors who have terms ending after this year will continue their term until its normal expiration.  Thereafter, they will be eligible for election to new one year terms.

Four regularly scheduled meetings and one special meeting of the Board were held during 2009.  All directors attended all Board meetings.

Committees of the Board

Audit Committee.  The Board has an Audit Committee, the members of which are Messrs. Martin, Fitzsimmons and Fritzmeier; Mr. Martin serves as Chairman.  Mr. Domec was a member of the Committee until August 2007 at which time the Board made committee assignment changes due to changes in membership of the Board.  The members of the Audit Committee have all been determined to be financially literate and to meet appropriate NASDAQ and SEC standards for independence.  The Audit Committee held four meetings during 2009. The Board of Directors has reviewed the qualifications of the members of the Board of Directors and determined that Mr. Martin and Mr. Fitzsimmons are each “audit committee financial experts” as defined by applicable SEC rules.  In accordance with the written charter adopted by the Board, the Audit Committee is responsible for the oversight of (i) the integrity of the Company’s disclosure controls and procedures; (ii) the integrity of the Company’s internal controls over financial reporting; and (iii) the qualifications, independence, appointment, compensation and performance of the Company’s independent registered public accounting firm.  It is also responsible for administering the Company’s Code of Ethics and Code of Conduct, applicable to the Company’s principal executive officer, principal financial officer and other members of the Company’s management, the establishment of “whistle-blowing” procedures; and oversight of certain other compliance matters.  UHY LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.

Compensation/Stock Option Committee.  The Board has a Compensation/Stock Option Committee, the members of which are currently Messrs. Neeb and Domec, each of whom is an independent director under applicable SEC and NASDAQ rules; Ms. Denver served as the Chairperson until her resignation in February 2010.  Further, each member of the Compensation/Stock Option Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Compensation/Stock Option Committee held no meetings during 2009.  The Compensation/Stock Option Committee is responsible for determining the compensation of the officers and directors of the Company and granting options or other long term compensation items under the Company’s 2005 Long Term Incentive Plan (the “2005 Incentive Plan”) subject to approval by the Board.

Executive Committee.  The Board has an Executive Committee, the members of which are Messrs. Neeb, Forehand and Glowacki; Mr. Neeb currently serves as Chairman.  There were two meetings of the Executive Committee during 2009.  The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of the Company’s business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board.

The Board does not have a nominating committee or any committee performing a similar function.  All matters that would be considered by such a committee are acted upon by the independent members of the full Board.  The Board will consider recommendations by shareholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the secretary of the Company and received not later than the end of the Company’s preceding fiscal year.  Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee’s willingness to serve.

Copies of the Company’s Audit Committee Charter, Compensation/Stock Option Committee Charter, and Code of Ethics and Code of Conduct are available free of charge to any shareholder who submits a request to the Company’s Corporate Secretary or at the Company’s executive office set forth on the Notice of Annual Meeting and at the end of this proxy statement.

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 12000 Aerospace Ave, Suite 400, Houston, Texas 77034.  Communications intended for a specific director or directors should be addressed to his, her or their attention c/o the Corporate Secretary at this address.  Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications.  The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or similarly inappropriate.  Advertisements, solicitations for periodical or other subscriptions and other similar communications generally are not forwarded to the directors.

DIRECTOR COMPENSATION

Each director who is not an employee of the Company receives a retainer of $2,500 per fiscal quarter, plus $1,250 per meeting attended.  The Chairman of the Audit Committee receives an aggregate quarterly retainer of $6,250 and is not paid any other meeting fees.  Beginning in 2009, the Chairperson of the Compensation Committee received an aggregate quarterly retainer of $5,000 and was not paid any other meeting fees.  In 2009, the Chairman of the Board of Directors received an aggregate fee of $75,000 and received no other meeting fees.  The Company does not make regular automatic annual grants of stock awards to its non-employee directors.  However, the Company did make restricted stock grants of 3,000 shares to Mr. Domec and Mr. Fitzsimmons, respectively, in fiscal year 2006 for ten years of service on the Company’s Board of Directors.  In May 2008, the Company made a restricted stock grant of 3,000 shares reflecting Mr. Fritzmeier’s initial election by shareholders to the Company’s Board of Directors.  The Company does not pay compensation to individuals serving on the Board who are employees of the Company for their service as directors.

Director Compensation

The following table provides information regarding compensation paid to our non-employee directors for the fiscal year ending January 3, 2010.  As noted above, the Company does not compensate individuals serving on the Board who are employees of the Company for their service as directors.

Name	Fees Earned or Paid in Cash (1)	Restricted Stock Awards (2)	Stock Option Awards (3)	All Other Compensation (4)	Total
Louis P. Neeb (5)	$75,000	--	--	$12,000	$87,000
Cara Denver (6)	$5,000	--	--	--	$5,000
Michael D. Domec	$15,000	$2,063	--	--	$17,063
Joseph J. Fitzsimmons	$15,000	$2,063	--	--	$17,063
Lloyd Fritzmeier	$15,000	$2,800	--	--	$17,800
Thomas E. Martin	$25,000	--	--	--	$25,000

(1)
During 2009, each of the Company’s non-employee directors (with the exception of the Chairman and the Chairman of the Audit Committee) received $2,500 quarterly retainer fees plus $1,250 for each Board of Directors meeting attended in person or by telephone.  The Chairman received an aggregate annual fee of $75,000 and the Chairman of the Audit Committee received an aggregate fee of $6,250 per quarter.  Ms. Denver received $5,000 as Chair of the Compensation Committee in 2009.  See note (6) below.

(2)
Amounts calculated utilizing the provisions of FASB ASC 718, “Compensation, Stock Compensation”.   See note 5 of the consolidated financial statements in the Company’s Annual Report for the year ended January 3, 2010 regarding assumptions underlying valuation of equity awards.  During 2009, there were no restricted stock awards.  The amounts above represent the 2009 compensation cost related to restricted stock awards, granted in prior years that vested during fiscal year 2009.

(3)
Amounts calculated utilizing the provisions of FASB ASC 718, “Compensation, Stock Compensation”.  See note 5 of the consolidated financial statements in the Company’s Annual Report for the year ended January 3, 2010 regarding assumptions underlying valuation of equity awards.  No compensation cost related to stock option awards for non-employee directors was recognized in 2009, because all awards were fully vested in prior years.

(4)	All other compensation consists of automobile allowances.

(5)
Mr. Neeb’s term as a director will end at the Annual Meeting.  After Mr. Neeb’s current board term ends, the Company plans to name him Chairman Emeritus of the Company, and Mr. Neeb will receive Chairman compensation for one year.

(6)
In fiscal 2009, as the Chairperson of the Compensation Committee, Ms. Denver received an aggregate quarterly retainer of $5,000 and was not paid any other meeting fees.  Effective February 17, 2010, Ms. Denver resigned from her position on the Board.

No Material Proceedings

As of April 6, 2010, there are no material proceedings to which any director, executive officer, or affiliate of the Company or any owner of more than five percent of the Common Stock, or any associate of any of the foregoing, (i) is a party adverse to the Company or any of its subsidiaries or (ii) has a material interest adverse to the Company or any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and certain persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock.  Directors, executive officers, and greater than ten percent shareholders are required by applicable securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 3, 2010 all other Section 16(a) filing requirements were complied with, as applicable to its directors, executive officers and greater than ten percent owners.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Louis P. Neeb acted as interim Chief Executive Officer from December 15, 2006 to April 4, 2007.  Other than that exception, no member of the Company’s Compensation/Stock Option Committee: (i) was, during the last fiscal year, an officer or employee of the Company or any of its subsidiaries or (ii) was formerly an officer of the Company or any of its subsidiaries.

Pursuant to Item 402 of Regulation S-K promulgated by the SEC, except for the exception noted above, no executive officer of the Company served as a member of the Compensation/Stock Option Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Company’s Compensation/Stock Option Committee.  No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation/Stock Option Committee.  No executive officer of the Company served as a member of the Compensation/Stock Option Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation/Stock Option Committee determines the objectives for the Company’s executive compensation and benefit programs and discharges the responsibilities relating to the compensation of executive officers.  The specific duties of the Compensation/Stock Option Committee are set forth in its charter, which was adopted by the Board of Directors.

The Compensation/Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") contained on pages 11 through 18 of this proxy statement with management, and based upon this review and discussion, the committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 3, 2010.

Submitted by the Compensation/Stock Option Committee of the Board of Directors.

                          Louis P. Neeb
                         Michael D. Domec

This Compensation Committee Report is not “soliciting material”, is not deemed “filed” with the Securities and Exchange Commission and is not to be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

The Company’s Compensation/Stock Option Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for the Company’s executive officers and the Chairman of the Company: comprised of the Chairman, the President and Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer.

Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to attract and retain qualified, energetic employees who are enthusiastic about the Company’s mission and culture.  A further objective of our compensation program is to provide incentives and reward employees for their contribution to the Company.  In addition, we strive to promote an ownership mentality among key employees.  The objective is to align management’s interest with that of the Company’s shareholders.  The Company compensates both to reward for current, annual performance, while at the same time incentivizing management to act in the best interests of the long term performance goals.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each key employee’s contribution to the Company.   In measuring the executive officers’ contributions to the Company, the Compensation/Stock Option Committee considers numerous factors, including the Company’s growth and financial performance, individual performance, scope of responsibility, prior experience, breadth of knowledge and comparison against the competitive practices of relevant comparative companies of similar size, as well as indicators derived from published compensation surveys of companies in the Company’s industry.

Regarding most compensation matters, including executive compensation, our management provides recommendations to the Compensation/Stock Option Committee; however, the Committee does not delegate any of its functions to others in setting compensation.  We do not currently engage any consultant related to executive and/or director compensation matters.

Elements of the Company’s Compensation Plan and Why We Chose Each (How It Relates to Objectives)

The compensation policies and programs of the Company are considered by the Compensation/Stock Option Committee within the context of an integrated total rewards framework.  Within this framework, the committee considers and determines various components of “pay” – base salary, annual incentive compensation, long-term equity incentive compensation, benefits and perquisites. As incentive compensation, Company executives are eligible to receive annual cash bonus awards based in part on a formula of profits, same-store sales growth, new restaurant openings and cash flow relative to financial plan.   It is through the considered combination of these programs that the committee believes it can most effectively support and facilitate the ultimate creation of value for shareholders.

Components of Executive Compensation

Annual Pay for Executive Officers.  The primary components of annual pay to the Company’s executive officers are base salary and annual bonuses.  Base salaries represent a fixed portion of compensation and are based on the executive’s title and responsibilities.  Base salaries are typically reviewed annually.  The Compensation/Stock Option Committee’s intent is to establish total cash compensation sufficiently high to attract and retain a strongly motivated leadership team.  We follow the same methodology used for all elements of compensation in setting base salaries, considering a broad range of factors including an officer’s current base salary, individual performance, comparison against the competitive practices of relevant comparable companies in the Company’s industry, and published compensation surveys.

Annual Bonuses.  The Compensation/Stock Option Committee awards bonuses to reward achievement of performance targets, including same-store sales growth.  Bonuses reflect successful achievement of pre-specified annual performance goals.  Bonuses are paid in cash.  Our bonus pool funding is linked to the performance achieved for the fiscal year.   The pool is derived from an objective formula based on targeted EBITDA and same-store sales results.  The Committee approves annual performance goals generally at the December meeting for the subsequent fiscal year.  Since annual performance goals were not achieved for fiscal year 2009, no bonus awards were paid to the executives.

Long-term Equity Awards.  Stock options and restricted stock awards align the interests of the Company’s executive officers with those of its shareholders, and motivate the officers to improve long-term performance.  The vesting terms of awards provide a retention incentive for executive officers.

In 2005, the Board of Directors and shareholders of the Company approved the Mexican Restaurants, Inc. 2005 Long Term Incentive Plan.  On May 28, 2008 the Company’s shareholders approved an increase of 75,000 shares to the 2005 Incentive Plan.   The 2005 Incentive Plan authorizes the granting of up to 425,000 shares of Common Stock in the form of incentive stock options and non-qualified stock options and restricted stock awards to key executives and other key employees of the Company, including officers of the Company and its subsidiaries, of which 365,500 shares are subject to presently outstanding awards.  The 2005 Incentive Plan will terminate on November 8, 2015.  It is anticipated that the shares authorized under the 2005 Incentive Plan will enable the Company to provide sufficient grants of awards for the foreseeable future.  Also, the inclusion of authority to grant various forms of equity compensation in addition to stock options, including restricted stock, allows the Company to tailor future awards to the Company’s specific needs and circumstances at that time.

The Committee currently grants stock options, restricted stock and performance units to its executive officers.  Annual grants are awarded to executives at the regularly scheduled meetings of the Committee.  For newly-hired executives, stock options are granted shortly after the first day of employment, with the grant date based on the date of approval by the Committee.  The Committee does not consider the release or possession of material non-public information in determining grant dates.  Annual and new-hire grants of stock options and restricted stock typically vest 20% per year over five years.  The exercise price of stock options is equal to the closing fair market value of the Company’s common stock on the date the Committee approves the grants.  The grantees are notified on the date of approval.

Mr. Glowacki, the Company’s chief executive officer, left the Company in December 2006, and resumed his employment as chief executive officer of the Company in April 2007.  Incident to the resumption of his employment, on May 22, 2007, the Committee approved a 60,000 long-term incentive performance unit award to Mr. Glowacki which was approved by the Board and the Company’s shareholders on May 28, 2008.  The award will vest only if the Company’s common stock attains a fair market value of at least $20 per share, and the Company experiences a change of control at that price or higher on or before May 22, 2012.  Upon vesting, Mr. Glowacki will be paid cash in an amount equal to the product of (i) 60,000 shares and (ii) the average of the high and low price of the Company’s common stock. The award is designed to provide a significant retention incentive and to reward Mr. Glowacki for increasing the market value of the Company’s common stock.

Mr. Glowacki is required by the terms of this award to acquire a total of 20,000 shares of common stock of the Company over a period of 12 months following the award.  Mr. Glowacki completed his required acquisition of shares later in 2007.

In addition, in 2007 the Committee awarded to Mr. Glowacki 50,000 stock options (vesting over five years at the rate of 10% after the 2nd year, 20% after the 3rd year, 30% after the 4th year, and 40% after the 5th year).  The vesting would accelerate upon a change of control of the Company.  The Committee also awarded Mr. Glowacki 10,000 shares of restricted stock, and agreed to award him additional 10,000-share restricted stock grants in each of the next four years.  These awards will vest over four years, 25% per year, and accelerate upon a change of control of the Company.

The Committee awarded Mr. Dennard and Mr. Porry each 5,000 restricted shares on December 17, 2007, which vest at the rate of 20% per year.  On December 15, 2008 Mr. Dennard and Mr. Porry were each granted 5,000 additional restricted shares which vest at the rate of 20% per year.  On December 15, 2009 Mr. Dennard was granted 5,000 additional restricted shares which vest at the rate of 20% per year.

Perquisites.  The Company pays annual automobile allowances of $12,000 to its executive officers.

Employment Agreements.  In 2007, the Company entered into an employment agreement with Mr. Glowacki providing for an annualized salary of $275,000, subject to future discretionary adjustments by the Board.  The agreement is perpetual.   If Mr. Glowacki’s employment is terminated without cause during the term, he will receive continued salary for a period of two years (or until he secures alternative employment).  Mr. Glowacki must provide a minimum of one year’s notice of his resignation, or he will forfeit any then-unexercised stock options, unvested restricted shares, and unpaid bonuses or other compensation as of the date of such resignation.

The Company also has employment agreements with Messrs. Porry and Dennard.  The employment agreements are perpetual.  The agreements provide severance pay for a period of up to two years following termination of employment without cause during the term by the Company.  If an executive is terminated, he will receive base salary for the earlier of the 2-year term or until the executive accepts new employment.  The agreement requires a minimum of one year’s notice of intent to resign from the Company.  If there is a failure to provide such minimum notice, the executive forfeits any then-unexercised stock options, unvested restricted shares, and unpaid bonuses or other compensation as of the date of such resignation. None of the Company’s other executive officers have employment agreements.

Restrictive Covenant Agreements.  The Company has entered into restrictive covenant agreements with all executive officers.  The agreements limit the executives’ ability to compete with the Company or to solicit or hire its employees if they leave the Company.

Change of Control Agreements.  All outstanding stock option and restricted stock awards become 100% vested upon a change of control of the company.  In addition, if the Company is sold for a price equal to or more than $20 per share on or before May 28, 2013, Mr. Glowacki’s 60,000-share performance unit award will vest in full, as will Mr. Dennard’s 50,000-share performance unit award and Mr. Porry’s 50,000-share performance unit award.  The Company does not have any other change of control agreements with its executive officers.

In 2005, the Board of Directors and shareholders of the Company approved the Mexican Restaurants, Inc. 2005 Long Term Incentive Plan.  On May 28, 2008 the Company’s shareholders approved an increase of 75,000 shares to the 2005 Incentive Plan.   The 2005 Incentive Plan authorizes the granting of up to 425,000 shares of Common Stock in the form of incentive stock options and non-qualified stock options and restricted stock awards to key executives and other key employees of the Company, including officers of the Company and its subsidiaries, of which 365,500 shares are subject to presently outstanding awards.  The 2005 Incentive Plan will terminate on November 8, 2015.  It is anticipated that the shares authorized under the 2005 Incentive Plan will enable the Company to provide sufficient grants of awards for the foreseeable future.  Also, the inclusion of authority to grant various forms of equity compensation in addition to stock options, including restricted stock, allows the Company to tailor future awards to the Company’s specific needs and circumstances at that time.

Broad-Based Benefit Programs.  The Company’s executive officers participate in the same health, welfare and retirement programs as all other employees.  These benefit programs include the following:  medical, dental, vision, life and accidental death and dismemberment insurance, short-term and long-term disability, flexible spending accounts, and a 401(k) retirement plan.

Accounting and Tax Considerations

We are required to value stock option grants using the fair value method, and to expense the value of our option grants in the income statement over the stock option’s vesting period.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions.  Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value.  Where it is consistent with our compensation philosophy, the Committee will also attempt to structure compensation programs that are tax-advantageous to us.

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the fiscal years ended January 3, 2010, December 28, 2008 and December 30, 2007 in reference to our executive officers.

Name & Principal Position	Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation (5)	Total
Curt Glowacki President and Chief Executive Officer	2009	$283,250	--	$36,980	$21,247	--	--	$12,000	$353,477
	2008	$283,250	--	$28,177	$ 8,094	$90,000	--	$12,000	$421,521
	2007 (1)	$205,829	--	$84,300	--	--	--	--	$290,129
Andrew J. Dennard Exec. Vice President and Chief Financial Officer	2009	$185,658	--	$23,879	--	--	--	$12,000	$221,537
	2008	$185,658	--	$27,356	--	$25,000	--	$12,000	$250,014
	2007	$180,250	--	$30,000	$ 1,058	$25,000	--	$12,000	$248,308
Loic M. Porry, Sr. Vice President and Chief Operating Officer	2009	$154,500	--	$15,875	--	--	--	$12,000	$182,375
	2008	$154,500	--	$16,856	--	$15,000	--	$12,000	$198,356
	2007	$150,000	--	$30,000	--	$ 9,014	--	$12,000	$201,014
Dennis D. Vegas Sr. Vice President and Chief Marketing Officer	2009	--	--	--	--	--	--	--	--
	2008	--	--	--	--	--	--	--	--
	2007	$114,390	--	--	--	$10,000	--	--	$124,390

(1)    From April 4, 2007, the date of Mr. Glowacki’s return to the Company.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009, 2008 and 2007 fiscal years for the fair value of restricted stock awards in 2009 as well as prior fiscal years.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions.  For additional information, refer to notes 1 and 5 to our financial statements in the Form 10-K for the year ended January 3, 2010 as filed with the SEC.  On December 15, 2006 the Company awarded Mr. Dennard and Mr. Porry shares of restricted stock as part of a multi-year award with additional grants awarded on each one year anniversary.  The shares will vest 20% per year over five years.  On December 15, 2006 the Company awarded Mr. Dennard 10,000 shares of restricted stock and awarded Mr. Porry 5,000 shares of restricted stock.  On December 17, 2007, the Company awarded 5,000 shares each to Mr. Porry and Mr. Dennard.  On December 15, 2008, the Company awarded 5,000 shares each to Mr. Porry and Mr. Dennard, thus completing the multi-year awards to Mr. Porry.  On December 15, 2009, the Company awarded 5,000 shares to Mr. Dennard, thus completing the multi-year award to Mr. Dennard.

(3)
In fiscal years 2009 and 2008, the Company did not award any stock options.  In fiscal year 2007, the Company awarded 50,000 stock options to its President and CEO.  This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2009 and prior fiscal years for the fair value of stock options awarded.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions.  For additional information, refer to note 1 to our financial statements in the Form 10-K for the year ended January 3, 2010 as filed with the SEC.

(4)
At the March 2008 Board meeting the Chairman of the Compensation/Stock Option Committee reported that the committee had approved the fiscal year 2007 executive bonus plan payouts. The performance bonuses paid in 2008 were based on fiscal year 2007 actual performance results compared to the performance targets and same-store sales increases.  These combined calculations formed a pool that was used for discretionary awards to the named executive officers, with the exception of the then interim CEO, as determined by the Compensation Committee and reported to the Board.  The performance bonuses paid in 2008 were based on fiscal year 2007 actual performance results compared to the performance targets and same-store sales growth.

(5)	All other compensation consists exclusively of automobile allowances. If the total aggregate perquisites are less than $10,000, they are not disclosed.

Grants of Plan-Based Awards in 2009

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Notes	Grant Date	Threshold	Target	Maximum	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards

Curt Glowacki, President and Chief Executive Officer	(1)	05/22/09				N/A	10,000	--	--
Andrew J. Dennard, Exec. Vice President and CFO	(2)	12/15/09				N/A	5,000	--	--

(1)
The restricted stock grant of 10,000 shares on 5/22/09 has a vesting period of four years.  This award was pursuant to the 5/22/07 grant of an aggregate of 50,000 shares to be granted in 10,000 share increments over a four year period on each anniversary date with an initial grant of 10,000 on 5/22/07.

(2)
The restricted stock grant of 5,000 shares on 12/15/09 has a vesting period of five years.  This award was pursuant to the 12/15/06 grant of an aggregate of 25,000 shares to be granted in one 10,000 share award on 12/15/06 and additional incremental awards for 5,000 shares on the following three anniversary dates.

OUTSTANDING EQUITY AWARDS AT JANUARY 3, 2010

The following table sets forth certain information with respect to the value of outstanding equity awards held by our named executives at January 3, 2010.  The table shown below is presented on an award-by-award basis.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
	Exercisable	Unexercisable
Louis P. Neeb, Former Interim Chief Executive Officer	35,000	--	$ 3.07	08/23/11 (2)	--	--
Curt Glowacki, President and Chief Executive Officer (3)	5,000	45,000	$ 8.43	05/22/17	5,000 7,500 10,000	$ 11,100 $ 16,650 $ 22,200
Loic M. Porry, Chief Operating Officer (4)	5,000 50,000	-- --	$ 2.70 $ 12.00	12/05/11 11/08/15	2,000 3,000 4,000	$ 4,440 $ 6,660 $ 8,880
Andrew J. Dennard, Exec. Vice President & Chief Financial Officer (5)	2,500 2,500 60,000	-- -- --	$ 2.70 $ 3.64 $12.00	12/05/11 11/06/12 11/08/15	4,000 3,000 4,000 5,000	$ 8,880 $ 6,660 $ 8,880 $11,100

(1)	Based on the closing price per share of Common Stock on December 30, 2009 (the last day the stock traded in fiscal year 2009) of $2.22 as reported by the NASDAQ Small Cap Market.
(2)
Mr. Neeb’s term as a director will end at the Annual Meeting.  After Mr. Neeb’s current board term ends, the Company plans to name him Chairman Emeritus of the Company, and Mr. Neeb will receive Chairman compensation for one year.

(3)
The 50,000 stock option grant vests over a five year period, with no vesting in the first year, and vesting at the rate of 10%, 20%, 30% and 40% in the 2nd, 3rd, 4th and 5th years, respectively.  Mr. Glowacki’s restricted shares will vest at 25% per year over four years.  The 5,000 unvested shares of restricted stock will vest ratably in May 2010 and 2011.  The 7,500 unvested shares of restricted stock will vest ratably in May 2010, 2011 and 2012.  The 10,000 unvested shares of restricted stock will vest ratably in May 2010, 2011, 2012 and 2013.

(4)
The 2,000 unvested shares of restricted stock will vest ratably in December 2010 and 2011.  The 3,000 unvested shares of restricted stock will vest ratably in December 2010, 2011 and 2012.  The 4,000 unvested shares of restricted stock will vest ratably in December 2010, 2011, 2012 and 2013.

(5)
The 4,000 unvested shares of restricted stock will vest ratably in December 2010 and 2011.  The 3,000 unvested shares of restricted stock will vest ratably in December 2010, 2011 and 2012.  The 4,000 unvested shares of restricted stock will vest ratably in December 2010, 2011, 2012 and 2013.  The 5,000 unvested shares of restricted stock will vest ratably in December 2010, 2011, 2012, 2013 and 2014.

Option Exercises and Stock Vested in 2009

The following table summarizes for the named executive officers in 2009 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and the value realized, each before payout of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Curt Glowacki, President and Chief Executive Officer	--	$ --	5,000	$13,750
Loic M. Porry, Chief Operating Officer	--	$ --	3,000	$ 7,050
Andrew J. Dennard, Exec. Vice President and Chief Financial Officer	--	$ --	4,000	$ 9,400

(1)	The value realized on vesting is based on the closing price per share of common stock on the day prior to the vesting date, as reported by the NASDAQ Small Cap Market.

Potential Payments Upon Termination

Employment agreements are in effect for Messrs. Glowacki, Porry and Dennard.  The employment agreements are perpetual.   The agreements provide severance pay for a period of up to two years following termination of employment without cause during the term by the Company.  If an executive is terminated, he will receive base salary only for the earlier of the 2-year term or until the executive accepts new employment.  The agreement requires a minimum of one year’s notice of intent to resign from the Company.  If there is a failure to provide such minimum notice, the executive forfeits any then-unexercised stock options, unvested restricted shares, and unpaid bonuses or other compensation as of the date of such resignation.

The compensation that would become payable under the employment agreements and other arrangements if the named executive’s employment had terminated on January 3, 2010 would be limited to the employee’s base salary for the earlier of two years or until such time as they accept new employment.  Those amounts would be $566,500 for Mr. Glowacki, $371,316 for Mr. Dennard and $309,000 for Mr. Porry.  Due to the number of factors that affect the amount of any benefits provided upon the events discussed above, actual amounts paid or distributed may be different.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are subject to the review and approval of the Company's Audit Committee, which is comprised exclusively of independent, non-employee directors who are not otherwise involved in the day-to-day management of the Company or officers of the Company, and who do not have a personal financial interest in the matter in which they are acting.

The Company is not aware of any other related person transactions that would require disclosure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management.  The Board has affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by applicable SEC and NASDAQ listing standards.  The Board of Directors has reviewed the qualifications of the members of the Board of Directors and determined that Mr. Martin and Mr. Fitzsimmons are each “audit committee financial experts” as defined by applicable SEC rules.

The three members of the Board’s Audit Committee, Thomas E. Martin, Joseph J. Fitzsimmons and Lloyd Fritzmeier, are all independent within the meaning of applicable NASD listing standards and the applicable independence standards of the SEC.  The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board and operates under a written charter adopted by the Board.  The Audit Committee annually recommends to the Board the selection of the Company’s independent registered public accounting firm.  For the fiscal year 2009, UHY LLP was the Company’s independent registered public accounting firm.

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, as required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.  In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company and has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee further considered whether the provision by UHY LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

In reliance and based upon (i) the Audit Committee’s review and discussion of the audited financial statements with management and the independent registered public accounting firm, (ii) the Audit Committee’s review of the representation of management, and (iii) the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, for filing with the SEC.  The Company's Audit Committee periodically considers the selection of the Company's independent registered public accounting firm.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee requires that each engagement of the Company’s independent auditor to perform auditing services and permitted non-audit services must be approved by the Audit Committee in advance, including the fees and principal terms thereof.

Respectfully submitted,

AUDIT COMMITTEE

Thomas E. Martin
Joseph J. Fitzsimmons
Lloyd Fritzmeier

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accounting Firm’s Fees and Services

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm, including for the fiscal years ended January 3, 2010 and December 28, 2008.  UHY leases all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

The following table sets forth the aggregate fees billed by UHY LLP for 2009 and 2008 for audit and non-audit services and are categorized as Audit Fees, Tax Fees, and All Other Fees.  The nature of the services provided in each such category is described in the following table:

	2009		2008

Audit fees	$223,101	81.77%	$208,325	78.65%
Tax fees	49,726	18.23%	45,233	17.08%
All other fees	-	-	11,300	4.27%
Total	$272,827	100.00%	$264,858	100.00%

The Audit fees for the years ended January 3, 2010 and December 28, 2008, respectively, were for professional services rendered and expenses for the audits of the consolidated financial statements of the Company and statutory audits, income tax provision procedures and assistance with review of documents filed with the SEC.  Tax fees basically consist of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions.  All other fees are primarily reimbursement for out-of-pocket expenses and are included in audit fees and tax fees for fiscal year 2009.

The Audit Committee of the Board has developed a policy and procedures to determine whether provision of other services is compatible with maintaining the independent registered public accounting firm’s independence and discussed these services with the independent registered public accounting firm and with the Company’s management, and has determined that such services have not adversely affected UHY’s independence and are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.

UHY has served as the Company’s independent public accountants since the Company’s second quarter of fiscal 2005.  Representatives of UHY are expected to be present at the Annual Meeting to respond to appropriate questions.  Consistent with the Company’s policy, the auditors for each fiscal year are selected annually by the the Company’s Audit Committee and approved by the Board.

ANNUAL REPORT

A copy of the Company’s Annual Report on the Company Form 10-K for the fiscal year ended January 3, 2010 is enclosed with, but is not deemed to be a part of, this proxy statement.  The Company’s Annual Report and proxy statement are available via the internet at the following web address:  www.mexicanrestaurantsinc.com/sec-filings.  The Company will also send you, at no charge, the Annual Report or any other document that it refers to in this proxy statement, if requested in writing by a person who was a shareholder (of record or beneficially) at the close of business on the Record Date of April 6, 2010.  You should send your request to the Company’s Corporate Secretary at the address listed below.

INFORMATION

If you have questions or need more information about the Annual Meeting, you may write to or call the Company at:

Corporate Secretary
Mexican Restaurants, Inc.
12000 Aerospace Ave, Suite 400
Houston, Texas 77034
832-300-5858
Attn:  Mr. Andrew J. Dennard

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of this proxy statement, notice of annual meeting and the Annual Report to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family.  Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses.  The Company will deliver promptly upon request a separate copy of the proxy statement or Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.  Such requests should be delivered to the Company's address or made by telephone, as set forth below.  In addition, if shareholders prefer to receive multiple sets of the Company’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below.  Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of the Company’s disclosure documents, the shareholders should follow these instructions:

If the shares are registered in the name of the shareholder, the shareholder should contact the Company at its offices at 12000 Aerospace Ave., Suite 400, Houston, Texas 77034, Attention: Andrew J. Dennard, telephone number:  832-300-5858, to inform the Company of its request.  If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2011 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 31, 2010.  Any shareholder who wishes to present a proposal is encouraged to seek independent counsel about the requirements for a proposal submission.  The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this proxy statement, it is intended that the persons voting the proxies will vote in accordance with their best judgment in such matters.

By Order of the Board of Directors,

Louis P. Neeb
Chairman
April 30, 2010

ALL SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION FORM.

APPENDIX A

PROPOSED ARTICLE SEVEN OF THE
COMPANY’S ARTICLES OF INCORPORATION
FOLLOWING AMENDMENT

ARTICLE SEVEN

The number of directors constituting the Board of Directors shall be fixed from time to time in the manner provided in the bylaws of the corporation.  At each annual meeting of shareholders of the corporation commencing with the annual meeting of shareholders to be held in 2010, directors shall be elected for a one-year term expiring at the next succeeding annual meeting of shareholders of the corporation.  Directors elected before the 2010 annual meeting of shareholders of the corporation shall serve the remaining duration of their terms.  Directors shall hold office until the annual meeting of shareholders for the year in which their term expires and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal.  Any director who fills a vacancy that does not result from an increase in the authorized number of directors shall have the same remaining term as such director’s predecessor.

Mexican Restaurants, Inc.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and all the listed nominees.

2. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Michael D. Domec	☐	☐	02 - Curt Glowacki	☐	☐	03 - Michael G. Huss	☐	☐
04 - Darrin Straughan	☐	☐						

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of the Company's Annual Meeting of Shareholders and of the Proxy Statement.

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. Please date, sign and return this Proxy in the enclosed business envelope.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 0252292

0162QC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mexican Restaurants, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS - MAY 25, 2010

The undersigned hereby appoints ANDREW J. DENNARD and LOUIS P. NEEB, each with power to act without the other and with full power of substitution, as proxies to vote, for and in the name, place and stead of the undersigned to attend the 2010 Annual Meeting of Shareholders of Mexican Restaurants, Inc. (the "Company") to be held at the Company's Corporate Office located at 12000 Aerospace Ave., Suite 400, Houston, TX 77034 on Tuesday, May 25, 2010, at 10:00 a.m., Houston time, and any adjournment(s) thereof, and to vote there the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)